Michael Wellesley-Wesley President and Chief Executive Officer (631) 845-2000	Jerry Kieliszak Senior Vice President and Chief Financial Officer (631) 845-2000

CHYRON REPORTS TURNAROUND FOR 2004

MELVILLE, N.Y. - MARCH 9, 2005 - Chyron Corporation (OTCBB: CYRO), a leading developer of broadcast television graphics hardware and software, today announced a financial turnaround for 2004, with rising revenues and positive earnings in three out of four quarters as well as for the year as a whole. Revenue for 2004 was $23.2 million, 20 percent higher than the previous year's $19.4 million. Net income for the year was $305,000, or $0.01 per share, compared to a loss from continuing operations of $1.9 million or $0.05 loss per share in 2003.

Revenue for the fourth quarter ended December 31, 2004 was $6.3 million, with net income of $97,000 or $0.00 per share, versus revenue of $5.4 million for the fourth quarter of 2003, with a loss from continuing operations of $167,000 or $0.00 loss per share.

Michael Wellesley-Wesley, Chyron President and C.E.O., commented: "Achieving a turnaround - moving from losses to profits - is an important milestone, but only the first of many. The year 2004 was primarily important because we put in place the foundation for a profitable future. Today we approach our business with the discipline and mindset of a 2-3 year old startup, albeit one with a proud heritage, strong brand and large installed customer base. Our customers and our shareholders will see major new product introductions during 2005 - and a pathway to an increasing rate of growth, even as the revenue base gets larger.

"In late 2004 we began to address the exciting opportunities emerging in the fast growing Digital Signage and Security Alert markets with the launch of our ChyTV product line. We are very excited by the significant potential of these high growth sectors and I feel we are well placed to seek out additional applications for our graphics software in these markets while continuing to focus on the development of cost effective solutions for our core broadcast customers," he added.

"Chyron will show its suite of new products at the annual convention of the National Association of Broadcasters in Las Vegas in mid-April," Wellesley-Wesley said.

Consolidated net loss for the full year of 2003 of $0.4 million included the aforementioned loss of $1.9 million from continuing operations and a net profit from discontinued operations of $1.5 million, which consisted of a $1.1 million loss from discontinued operations offset by a $2.6 million gain from the sale of the Company's signal distribution and automation business.

Consolidated net income for the fourth quarter of 2003 of $2.1 million included the aforementioned $167,000 loss from continuing operations and a profit from discontinued operations of $2.3 million, which consisted of a $0.3 million loss from discontinued operations offset by the aforementioned $2.6 million gain from the sale of the Company's signal distribution and automation business.

Included in full year 2004 net income was a $0.1 million gain from the receipt in the fourth quarter of a final contingent payment relating to the company's sale of a parcel of land in 2002, a $0.2 million gain on sale of marketable securities and a $0.2 million foreign currency exchange gain. Included in full year 2003 net income was a $0.6 million gain on extinguishment of debt, a $0.2 million write down of a marketable security and a $0.6 million write down of an investment in and a note receivable from a former subsidiary sold by the company in 1998. Included in net income for the fourth quarter of 2004 was the aforementioned $0.1 million gain from sale of land in 2002 and a $0.1 million foreign currency exchange gain. Included in net income for the fourth quarter of 2003 was the aforementioned $0.6 million write down of an investment and note receivable.

Chyron Corporation

With unwavering clarity of vision, Chyron continues to define and dominate the world of broadcast graphics. Winner of numerous awards, including two Emmys, Chyron has proven itself as the undisputed leader in the industry. From the compact Micro-X to the blazing Hyper-X SD/HD, Chyron's exceptional Duet product line brings unmatched, 2D and 3D graphics creation and performance to the most demanding studio and mobile operations. Rounding out Chyron's graphics offerings are still and clip servers, ticker and telestration systems, and MOS newsroom integration solutions. The ChyTV group leverages Chyron's broadcast expertise with video graphics devices for television information displays and digital signage. Chyron has a unique, 30-year history of service and support for its products that far exceeds that of most manufacturers. For more information about Chyron products and services, please visit the company website at www.chyron.com (OTC BB: CYRO).

From time to time, including in this press release, the Company may publish forward-looking statements relating to such matters as anticipated financial performance, business prospects, technological developments, changes in the industry, new products, research and development activities and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties that may affect the operations, performance, development and results of the Company's business include, without limitation, the following: product concentration in a mature market, dependence on the emerging digital market and the industry's transition to DTV and HDTV, consumer acceptance of DTV and HDTV, resistance within the broadcast or cable industry to implement DTV and HDTV technology, use and improvement of the Internet, new technologies that could render certain Chyron products to be obsolete, a highly competitive environment, competitors with significantly greater financial resources, new product introductions by competitors, seasonality, fluctuations in quarterly operating results, ability to maintain adequate levels of working capital, the viability of the OTC Bulletin Board as a trading platform and expansion into new markets.

- Tables Follow -

CHYRON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)
	Three Months
	Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003

Net sales	$6,334	$5,352	$23,238	$19,369
Cost of products sold	3,145	2,102	9,749	8,367
Gross profit	3,189	3,250	13,489	11,002

Operating expenses:
Selling, general and administrative	2,460	2,792	10,028	8,102
Research and development	793	781	3,357	2,663

Total operating expenses	3,253	3,573	13,385	10,765

Operating income (loss)	(64)	(323)	104	237

Interest expense	98	511	441	2,052
Interest income	(35)	(11)	(74)	(21)
Other expense (income), net	(224)	(656)	(568)	150

Income (loss) from continuing operations	97	(167)	305	(1,944)

Discontinued operations:
Loss from discontinued operations		(323)		(1,048)
Gain on sale of discontinued operations		2,599		2,599

Net income (loss)	$ 97	$ 2,109	$ 305	$ (393)

Net income (loss) per share - basic and diluted
Continuing operations	$0.00	$0.00	$0.01	$(0.05)
Discontinued operations		$0.05		$ 0.04
Net income (loss) per share - basic and diluted	$0.00	$0.05	$0.01	$(0.01)

Weighted average shares used in computing
net income (loss) per share:
Basic	40,826	39,688	40,770	39,688
Diluted	41,192	39,799	41,375	39,815

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	December 31,
	2004	2003
Assets:
Cash and cash equivalents	$2,855	$6,968
Accounts receivable, net	3,388	3,454
Inventories, net	2,570	1,714
Other current assets	718	955
Total current assets	9,531	13,091
Non-current assets	774	1,084
Total assets	$10,305	$14,175

Liabilities and shareholders' deficit:
Current liabilities	$6,997	$5,134
Non-current liabilities	4,629	10,622
Total liabilities	11,626	15,756
Shareholders' deficit	(1,321)	(1,581)
Total liabilities and shareholders' deficit	$10,305	$14,175

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